Exhibit 99.1

LEVI STRAUSS & Co. NEWS		1155 Battery Street, San Francisco, CA 94111
	Investor Contacts:	Allison Malkin and Chad Jacobs Integrated Corporate Relations, Inc. (203) 682-8200

	Media Contact:	Jeff Beckman Levi Strauss & Co. (415) 501-3317

LEVI STRAUSS & CO. COMMENCES TENDER OFFER

FOR UP TO $375 MILLION OF ITS 7.00% NOTES DUE 2006

SAN FRANCISCO (December 15, 2004) – Levi Strauss & Co. (the “Company”) today announced that it has commenced a cash tender offer for up to $375,000,000 aggregate principal amount of its $450,000,000 7.00% Notes due 2006. The tender offer will expire at 12:00 midnight, New York City time, on Wednesday, January 12, 2005, unless extended or earlier terminated by the Company.

Under the terms of the offer, the Company is offering to purchase a portion of the outstanding Notes for a total consideration based on the yield to maturity of the 2.50% U.S. Treasury Note due October 31, 2006 plus a fixed spread of 75 basis points, in addition to paying accrued and unpaid interest for the period up to but excluding the settlement date of the offer. Holders who tender at or prior to 5:00 p.m., New York City time, on Wednesday, December 29, 2004 will receive the total consideration, which includes an early tender premium of $20.00 per $1,000 principal amount. If the aggregate principal amount of Notes validly tendered and not properly withdrawn exceeds $375,000,000, the Company will accept Notes for purchase on a pro rata basis based on the principal amount of Notes tendered. Payment for tendered Notes will be made in same day funds on the first business day after the expiration of the offer, or as soon as practicable thereafter.

The Company currently intends to enter into a secured or other financing in 2005 that will provide proceeds sufficient to enable it to repurchase or otherwise refinance the remaining approximately $75 million principal amount of 2006 notes.

The tender offer is conditioned upon the satisfaction of certain conditions, including the consummation by the Company before the expiration of the tender offer of an offering of notes in a capital markets transaction with gross proceeds of at least $375,000,000. If any of the conditions are not satisfied, the Company is not obligated to accept for payment or pay for, and may delay the acceptance for payment of, any tendered Notes, and may even terminate the tender offer. Full details of the terms and conditions of the tender offer are included in the Company’s Offer to Purchase dated December 15, 2004.

Citigroup Global Markets Inc. will act as the Dealer Manager for the tender offer. Requests for documents may be directed to Georgeson Shareholder Communications Inc., the Information Agent, at (212) 440-9800 or (877) 868-4958.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other security. The offer is made only by an Offer to Purchase dated December 15, 2004. Persons with questions regarding the offer should contact the Dealer Manager at (212) 723-6106 or (800) 558-3745. Statements in this press release regarding the private offering of debt securities shall not constitute an offer to sell or a solicitation of an offer buy such securities.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to our anticipated financing plans and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended 2003, especially in the Risk Factors and Management’s Discussion and Analysis sections, our most recent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

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